Exhibit 10.24

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

The date of this document is <Date of Grant>.

THE KROGER CO.

RESTRICTED STOCK AGREEMENT

Pursuant to a Long-Term Incentive Plan (the “Plan”), The Kroger Co. (“we” or “us”) hereby grants <Number of Shares Granted> shares of restricted stock (the “shares”) to the undersigned grantee (“you”) on <Date of Grant> (the “grant date”).

1.The shares will be issued in your name, or in the name of an agent or plan administrator on your behalf, but will be held by us. The shares will be subject to, and any certificate issued to evidence the shares will bear, the following legend:

“This certificate and the shares of stock represented hereby are subject to the terms and conditions (including the risks of forfeiture and restrictions against transfer) contained in a Long-Term Incentive Plan of The Kroger Co. and an Agreement entered into between the Plan participant and The Kroger Co. Release from such terms and conditions will be made only in accordance with the provisions of the Plan and the Agreement, a copy of each of which is on file in the office of the Secretary of The Kroger Co. or The Kroger Co.’s plan administrator.”

2.Neither the shares, the right to vote the shares or the right to receive dividends thereon may be sold, assigned, transferred, pledged, hypothecated or otherwise transferred or encumbered by you during the restricted period. You will have all the other rights of a shareholder. Dividends on the restricted shares will be treated as compensation for tax purposes, unless a Section 83(b) election is made in which case they will be treated as dividends for tax purposes, but in either case will not be considered as earnings for purposes of calculating retirement benefits.

3.Unless and until the restrictions on the shares lapse, the shares will be forfeited by you if your employment by us ceases for any reason other than

(a) death or disability, as determined by the Committee as defined in the Plan;

(b) your “Retirement,” as defined below; or

(c) your employment is terminated without “Cause” or by you for “Good Reason” within two years after a “Change in Control,” all as defined below.

At the time of either of the foregoing (a) or (c), the restrictions will lapse, the shares no longer will be subject to the restrictions, and any new certificates issued to you or the your legal representative for all shares theretofore subject to risk of forfeiture will be free of the foregoing legend. Subject to the provisions of Paragraphs 11, 12, and 13 below, upon your Retirement the restrictions on your shares will continue to lapse in accordance with the vesting schedule outlined in Paragraph 7, and upon lapsing of those restrictions those shares will no longer be subject to the risk of forfeiture and will be free of the restrictive legend.

4.For purposes of Paragraph 3, the following definitions shall apply:

(i)“Change in Control” means:

(a)any Person, excluding Kroger, any of its Affiliates and any employee benefit plan of Kroger or any of its Affiliates, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of Kroger representing 30% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors;

(b)consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company and its Affiliates (a “Business Combination”), in each case, unless, following such Business Combination, Persons that were the beneficial owners of outstanding voting securities entitled to vote generally in the election of directors of Kroger immediately prior to such Business Combination beneficially own, directly or indirectly, at least 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination (including, without limitation, an entity which, as a result of such Business Combination, owns all or substantially all of the Company and its Affiliates or their assets either directly or through one or more subsidiaries or affiliates) in substantially the same proportions as their ownership of such securities immediately prior to such Business Combination;

(c)during any period of twenty-four (24) consecutive months, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason (including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction) to constitute at least a majority thereof; provided that, any individual becoming a director of Kroger whose appointment or election by the Board or nomination for election by Kroger’s shareholders was approved or recommended by a vote of at least two-thirds of the Incumbent Directors shall also be considered an Incumbent Director; or

(d)the approval by the shareholders of Kroger of a complete liquidation or dissolution of the Company.

(ii)“Affiliate” means a corporation, partnership, business trust, limited liability company, or other form of business organization at least 50% of the total combined voting power of all classes of stock or other equity interests of which is owned by Kroger, either directly or indirectly;

(iii)“Kroger” and “Company” means the parent company, The Kroger Co.;

(iv)“Person” means an individual, corporation, partnership, association, trust, unincorporated organization, limited liability company or other legal entity. All references to Person shall include an individual Person or group (as defined in Rule 13d-5 under the Exchange Act) of persons;

(v)“Board” means the Board of Directors of Kroger;

(vi)“Good Reason” means:

(a)without your consent

(i)A material diminution in your base compensation;

(ii)A material diminution in your authority, duties, or responsibilities;

(iii)A material change in the geographic location at which you must perform services (this shall be deemed to occur if and only if your principal place of work is relocated more than 50 miles from your principal place of work immediately before a Change in Control); or

(iv)Any action or inaction by Kroger which results in employee benefits, perquisites and fringe benefits that, in the aggregate, are materially less favorable than those provided to you immediately prior to the Change in Control.

(b)You shall not have Good Reason for a termination of employment unless:

(i)the condition constituting Good Reason occurs during the two years following a Change in Control;

(ii)you provide written notice to the Committee of the existence of the condition constituting Good Reason within 90 days of the initial existence of the condition constituting Good Reason and the Company is given 30 days to cure such condition; and

(iii)you incur a termination of employment no later than 120 days following the end of the two years after a Change in Control.

(vii)“Cause” means your:

(a)failure to substantially perform your duties (other than by reason of disability) with respect to Kroger or an Affiliate,

(b)breach of fiduciary duty to Kroger or an Affiliate,

(c)dishonesty, fraud, alcohol or illegal drug abuse, or misconduct with respect to the business or affairs of Kroger or an Affiliate,

(d)willful violation of the policies of Kroger or an Affiliate after receiving written notice of such violation, or

(e)conviction of a felony or crime involving moral turpitude.

All determinations of Cause hereunder shall be made by the Committee and shall be binding for all purposes hereunder.

You acknowledge and agree that the foregoing definitions of “Change in Control,” “Cause,” and “For Good Reason” are subject to amendment from time to time in relevant Kroger plan documents and that if, as of a given time, the definitions of “Change in Control,” “Cause,” or “Good Reason” have been amended in relevant Kroger plan documents and differs from the ones in this Agreement, those amended definitions shall supersede, take the place of and be construed and deemed to supersede and take the place of the definitions of “Change of Control,” “Cause,” or “Good Reason” contained within this Agreement. You will, in the event of such an amendment, be informed of the amendment.

5.For purposes of this Agreement, a Retirement will be deemed to occur if your employment by or service to Kroger voluntarily terminates after reaching age 60 with at least ten years of service at Kroger and provided that you are within the employment of or are a director providing service to Kroger on the first anniversary of the date of grant, and provided it is on terms deemed satisfactory to the Committee in its sole discretion.

6.This Agreement does not give you any right of continued employment by or to continue to provide service to Kroger or its subsidiaries.  It does not affect your right or our right to terminate your employment or service at any time.

7.The restrictions will lapse on the later to occur of (i) the date on which you formally accept this Agreement in the manner that we advise you in writing, and (ii) the passage of the period of time, known as the vesting period, as follows:

Annual Anniversary of Date of GrantYou Are Vested In:

1st33% of the shares

2nd33% of the shares

3rd34% of the shares

After the restrictions have lapsed, the shares thereafter no longer will be subject to the restrictions, and any new certificate issued to you or your representative will be free of the foregoing legend.

8.For purposes of this Agreement, the fair market value of a share of common stock is the amount determined pursuant to a reasonable method adopted by the Committee. If no sales are made on that date, the Committee will use the most recent prior date for which sales are reported.

9.You or your representative will be responsible to satisfy all tax obligations, if any, prior to the lapsing of the restrictions. If you or your representative do not satisfy those obligations through a cash payment to our stock option administrator or as we otherwise direct, on or before the date on which the restrictions lapse, we are authorized and directed to retain that number of shares with a fair market value, as defined in the prospectus for the Plan and this Agreement, equal to the tax obligations due, on the date of the release. You or your representative will remain liable for any tax obligations remaining in excess of the amounts so withheld.

10.Any shares to be issued under this Agreement, at our election, may be issued in certificate form or may be maintained in book-entry form and not represented by a certificate. Shares may be issued directly in your name or in the name of a designated agent or plan administrator on your behalf.

11.If your employment terminates due to Retirement, notwithstanding anything contained in Paragraph 3 to the contrary, in the event that while this Agreement is outstanding you provide services as an employee, director, consultant, agent or otherwise (professionally engaged in any respect – directly or indirectly) to or with any person, company or entity engaged in any business (whether brick-and-mortar or online) that substantially sells grocery products at retail or provides grocery delivery services (including, without limitation, mass merchants, club stores, dollar stores and convenience stores that do so), if such operator, company, person or entity engages in any such business activity at, from or to any location within fifty miles of any location in United States at, from or to which Kroger conducts such business activity, this Agreement expires and any shares for which the restrictions have not then lapsed are immediately forfeited.

12.If your employment terminates due to Retirement, notwithstanding anything contained in Paragraph 3 to the contrary, in the event that while this Agreement is outstanding  you, either on your own behalf or on behalf of any person, company or entity: (a) solicit or endeavor to solicit or entice away from employment or engagement with the Company any employee of the Company, or discourage from being or becoming employed by the Company any person whom you know or reasonably should know is an employee or prospective employee of the Company; or (b) employ, procure or in any way arrange or attempt to arrange for another person, company or entity to employ or engage any such person, this Agreement expires and any shares for which the restrictions have not then lapsed are immediately forfeited.

13.Notwithstanding anything contained in Paragraph 3 to the contrary, during your employment or thereafter, you or anyone acting at your behest or on your behalf shall not in any respect divulge or disclose in any way to any third party any Kroger trade secrets, business plans, strategies or policies, financial or marketing information, sales or market share information, vendor or supplier information, contractual information, or other confidential company information of any kind whatsoever (that is, material business-related information not already disclosed by the company, or any other material non-public company information). In the event of a violation of the foregoing provision, this Agreement expires and any shares for which the restrictions have not lapsed are forfeited. You further acknowledge and agree that the foregoing expiration and forfeiture is not the exclusive or sole consequence or remedy in the event of a divulgence or disclosure as described above in this Paragraph but rather one among others, and that in addition to the foregoing Kroger fully reserves and retains the right to pursue all other remedies available or potentially available to it as a matter of law or equity.

14.You acknowledge and agree, as a condition of the grant of Restricted Stock under this Agreement, that you may not and shall not, while this Agreement is outstanding and for a period of twelve months following the separation of your employment with Kroger for whatever reason, be employed by or be contractually or otherwise professionally engaged in any business (directly or indirectly) with any grocery or supermarket operator, or with any other company, person or entity engaged in any business (whether brick-and-mortar or online) that substantially sells grocery products at retail or provides grocery delivery services (including, without limitation, mass merchants, club stores, dollar stores, drug stores and convenience stores that do so), if such operator, company, person or entity engages in any such business activity at, from or to any location within fifty miles of any location in the United States of America at, from or to which Kroger conducts such business activity.

15.You acknowledge and agree, as a condition of the grant of Restricted Stock under this Agreement, that you may not and shall not, while this Agreement is outstanding and for a period of twelve months following the separation of your employment with Kroger, either on your own behalf or on behalf of any company, person or entity: (a) solicit or endeavor to solicit or entice away from employment or engagement with Kroger any employee of Kroger, or discourage from being or becoming employed by Kroger any person whom you know or reasonably should know is an employee or prospective employee of Kroger; or (b) employ, procure or in any way arrange or attempt to arrange for another company, person or entity to employ or engage any such person.

16.You acknowledge and agree that the restrictions contained within the two sections immediately preceding this one are separate and distinct, are to be construed separately from one another, are reasonable with respect to their duration, scope and application for the protection of the legitimate business interests of Kroger and its intellectual property, confidential information and goodwill, and will not prevent or significantly interfere with your ability to pursue and secure gainful employment or professional engagement or livelihood. However, in the event that any such restriction were ruled to be void or unenforceable as written but valid and enforceable if some part or parts of it were deleted, modified or limited in scope or duration, you agree that such restriction shall apply with such deletions, modifications or limitations as may be necessary to make it valid and effective.

17.This Agreement is governed by the laws of the state of Ohio.

The parties have executed this Agreement on the date of grant set forth above.

The Kroger Co.

By:
Gregory Foran

(“you”)

< Participant’s Name>